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                                                                    Exhibit 10.5

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is made and entered into effective the 1st day of August, 1998, by and between AMERICAN FIREFIGHTERS COOPERATIVE, INC., an Ohio corporation ("Landlord") and MORNING PRIDE MANUFACTURING L.L.C., a Delaware limited liability company ("Tenant").

         1. PREMISES: Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby lease unto Tenant, and Tenant hereby rents from Landlord, on the terms and conditions hereinafter set forth, the real property containing approximately five (5) acres, as legally described on Exhibit "A" attached hereto and made a part hereof (the "Real Estate"), together with all improvements thereon [including the improved building containing 25,600 leasable square feet (the "Building")], and all appurtenances thereto (hereinafter collectively the "Premises"). The Building is commonly known as #1 Innovation Court, Dayton, Ohio 45414.

         2. TERM: The "Initial Term" of this Lease shall commence on full execution hereof (the "Commencement Date") and shall terminate on the last day of the sixtieth month following the Commencement Date.

         3. RENTAL: Tenant agrees to pay Landlord, as base rental hereunder during the Initial Term, One Hundred Fifteen Thousand Two Hundred Dollars $115,200.00 per year in monthly installments of Nine Thousand Six Hundred Dollars ($9,600.00), commencing on the Commencement Date and continuing through the Initial Term.

         All base rental payments hereunder shall be due on or before the first day of each month, in advance, at 6577 South Rangeline Road, West Milton, Ohio 45383, or such other place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without any right to abatement, deduction or setoff. In the event any rental payment is not received on or before the fifth calendar day after it is due, Tenant shall immediately pay as additional rent, without demand or notice, a late fee of five percent (5%) of the amount of the overdue rental payment. All amounts not paid when due shall bear interest at the lower of: (i) the sum of (a) 400 basis points plus
(b) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor, or (ii) the highest rate allowed by law, per annum on a per diem basis until paid.

         All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed additional rent, and in the event of nonpayment thereof, Landlord shall have all the same rights and remedies as herein provided for in case of nonpayment of rent.

         4. RENEWAL OPTIONS: Provided Tenant is not in default after any applicable cure period under this Lease at the expiration of the Initial Term or at the time of giving written notice to the Landlord herein, Tenant may, by giving written notice to the Landlord at least three (3) months but not more than nine (9) months on or before

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the expiration of the Initial Term of this Lease, extend the term for a period of five (5) years ("First Renewal Term") upon the same covenants and agreements as are herein set forth, except that base rental during the First Renewal Term shall be the then fair market rental value for the Premises. "For purposes of this Lease, the term "Fair Market Rental Value of the Premises" shall mean a rate comprised of (a) one hundred percent (100%) of the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as hereinafter defined), as determined by Landlord and Tenant in good faith, and
(b) one hundred percent (100%) of any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, as determined by Landlord and Tenant in good faith, taking into account (i) comparable leases (on the basis of factors such as, but not limited to size, and location of space, commencement date and term of lease), if any, recently executed for improved space in the Building or (ii) if no such leases for comparable space have been executed in the Building, then leases for comparable (on the basis of factors such as, but not limited to, size and location of space, commencement date and term of lease) improved space in first-class industrial office buildings in the Dayton, Ohio area in which the Building is located which are comparable to the Building in reputation, quality, age, size, location, and level and quality of services provided and which have reached economic stabilization and are not offering, for any other reason, below-market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the "Pertinent Market"). In determining the Fair Market Rental Rate, Landlord and Tenant shall also take into consideration (x) the definition of rentable area or net rentable area with respect to which such rental rates are computed; (y) the value of rental abatements, allowances for demolition, construction of tenant improvements and space planning and other similar concessions generally available in the Pertinent Market at such time to tenants leasing comparable space; and (z) other comparable pertinent factors. If on or before two (2) months prior to the expiration of the Initial Term of this Lease, Landlord and Tenant have not agreed upon the Fair Market Rental Value of the Premises, then Landlord and Tenant shall submit the dispute to final, binding arbitration as provided hereinafter, which shall be located in Dayton, Ohio. Within ten (10) business days of the exercise of such submittal, Landlord and Tenant shall each select, at their own cost and expense, a real estate appraiser, who is a member in good standing of The Appraisal Institute, carries the M.A.I. designation, and has no less than ten (10) years of experience with the Pertinent Market. If either party falls to select their appraiser, the other party's appraiser shall be the sole appraiser for determining the Fair Market Rental Value of the Premises, and the parties shall equally bear the cost of such appraiser. The selected appraiser(s) shall be instructed to appraise the Fair Market Rental Value of the Premises as defined herein. If two appraisers are selected and the range of their appraisals of the Fair Market Rental Value of the Premises exceeds the average of such appraisals by more than ten percent (10%), then the appraisers shall select, by agreement between themselves, a third appraiser, who shall, based upon the reports of the two initially selected appraisers, determine the Fair Market Rental Value of the Premises within the range of the two values determined by the Initial appraisers which shall be final and shall constitute the Fair Market Rental Value of the Premises determination," Each party shall

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have the right to have the decision enforced by the Montgomery County Court of
Common Pleas, Dayton, Ohio. The parties shall thereafter enter into an amendment to the Lease setting forth the rent for the First Renewal Term.

         Provided Tenant is not in default after any applicable cure period under this Lease at the expiration of the First Renewal Term or at the time of giving written notice to the Landlord herein, Tenant may, by giving written notice to the Landlord at least three (3) months but no more than nine (9) months on or before the expiration of the First Renewal Term of this Lease, extend the term for a period of five (5) years ("Second Renewal Term") upon the same covenants and agreements as are herein set forth, except that base rental during the Second Renewal Term shall be the then fair market rental value to be paid for the Premises. If on or before two (2) months prior to the expiration of the First Renewal Term, Landlord and Tenant have not agreed upon the fair market rental value for the Premises, then Landlord and Tenant shall submit the dispute to final binding arbitration, which shall be conducted in the same manner as provided in the preceding paragraph. The parties shall thereafter enter into an amendment to the Lease setting forth the rent for the Second Renewal Term.

         5. USE: The Premises shall be used by Tenant only for lawful, light Industrial use and for no other use without the prior written consent of Landlord. Tenant shall, at its own expense, comply with all laws, orders and ordinances respecting all matters of use, occupancy, condition or maintenance of the Premises, and Tenant shall indemnify and hold Landlord harmless from any and all costs and expenses (including reasonable attorney's fees) incurred by Landlord on account of Tenant's use and occupancy thereof in violation of this paragraph.

         6.    REPAIRS BY TENANT: At Tenant's sole cost and expense:

         (a) Tenant agrees to maintain, repair and replace the interior and exterior of the Building and all other improvements at, on, under, or within the Premises in a first-class condition and shall keep the Premises in a safe, clean, neat and attractive condition, except Landlord shall at its sole cost and expense make any necessary replacements of the roof and structural components of the Building not made necessary by Tenant's negligence or failure to maintain or repair the same. Tenant shall pay all costs in connection with its maintenance, repair and replacement obligations during the Term. It is the intention of the parties that Landlord shall have no obligation to maintain, repair or replace the Building or any improvement at, on, under or within the Premises during the Term, except as specifically stated in this Lease.

         (b) Without limiting the generality of the foregoing, Tenant agrees to maintain, repair and replace the following: (1) the heating, ventilating and air conditioning system serving the Building (Tenant shall maintain a maintenance contract therefor with such provider as shall be reasonably acceptable to Landlord); (ii) all of the electrical and mechanical equipment and all other equipment in the Building or serving the Premises, including the plumbing systems; (iii) the exterior of the Premises, including without

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limitation, the parking lot (including snow and ice removal), lighting, sidewalks, access, landscaping and signage; (iv) the roof and all structural components of the Building, except Landlord shall at its sole cost and expense make any necessary replacements of the roof and structural components of the Building not made necessary by Tenant's negligence or failure to maintain or repair the same; and (v) all other matters to keep the Premises, and each and every part thereof, in at least the same condition which existed as of the date of execution of this Lease.

         (c) Landlord shall not be liable directly or indirectly for any damage or inconvenience incurred by Tenant as a result of Tenant's use of the Premises or interruption of Tenant's use of the Premises for any reason unless caused directly by Landlord's default hereunder.

         (d) In the event that Tenant fails to maintain, repair or replace the Premises as set forth in Sections 6(a) and 6(b) above, then Landlord may, at its option, make such repair and Tenant shall, on demand, immediately pay the Landlord's cost of said repair, together with interest at the lower of: (i) the sum of (a) 400 basis points plus (b) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor, or (ii) the highest rate allowed by law, per annum on a perdiem basis. Landlord shall not be liable to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason of such work or its results.

         (e) Tenant covenants to pay promptly when due the entire cost of work in the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials arising from such work; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality: to perform such work only with contractors previously reasonably approved of in writing by Landlord; to comply with all governmental requirements; and to save Landlord and its agents, officers, employees, contractors and invitees harmless and indemnified from all liability, injury, loss, cost, damage and/or expense (including reasonable attorneys' fees and expenses) in respect of any injury to or death of, any person, and/or damage to, or loss of destruction of, any property occasioned by or growing out of such work.

         (f) Tenant will indemnify and save harmless the Landlord from and against all mechanics liens or claims by reason of repairs, alterations or improvements which may be made by Tenant to the Premises. If Tenant does not pay for said repairs, alterations or improvements, or post a bond for the same so as to bond off all mechanics liens within the twenty (20) days of the filing of each lien, then Landlord shall have the right to make said payment or post said bond, in its discretion, and Tenant shall immediately reimburse Landlord for the same upon receipt of a statement therefor from Landlord. If Tenant fails to pay any amount due Landlord pursuant to this Section (f) or any other provision of this Lease, such amount shall bear interest at the lower of: (i) the sum of (a) 400 basis points plus (b) the "prime rate" of interest as from time to time publicly

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announced by Citibank, N. A., New York, New York, or its successor, or (ii) the highest rate allowed by law, per annum on a per diem basis until paid.

         7. TENANT'S COVENANTS: In addition to all other covenants stated herein, Tenant agrees as follows:

         (a) Tenant shall pay the rent herein required when due without notice or demand, setoff, abatement, or deduction.

         (b) Tenant shall pay for all utility services for the Premises including, but not limited to, electricity, gas, water, sewer and telephone directly to the service provider and shall maintain accounts for said services in its own name. Landlord shall not be liable for the quality or quantity of or interference involving such utilities unless due directly to Landlord's negligence. Tenant agrees to maintain heat sufficient to heat the Building so as to avoid any damage to the Building on account of cold.

         (c)   Tenant shall operate its business in a lawful manner.

         (d) Tenant shall use all reasonable precautions to prevent waste, damage or injury to the Premises.

         (e) Tenant shall notify Landlord promptly in writing of any accident occurring within the Premises.

         8.    INSURANCE.

         (a) CASUALTY INSURANCE. Tenant shall carry such insurance against loss of Tenant's property in, on or about the Premises by fire and such other risks as are covered by all risk and extended coverage property insurance or other hazards as Tenant deems necessary. Landlord shall not be liable for any damage to Tenant's property in, on or about the Premises caused by fire or other insurable hazards regardless of the nature or cause of such fire or other casualty, and regardless of whether any negligence of Landlord or Landlord's employees or agents contributed thereto. Tenant expressly releases Landlord of and from all liability for any such damage. Tenant agrees that its insurance policy or policies shall include a waiver of subrogation recognizing this release from liability.

         (b) PUBLIC LIABILITY INSURANCE. Tenant agrees to procure and maintain during the Lease term a policy or policies of liability insurance, with product liability and blanket contractual coverage, written by a responsible insurance company or companies (which may be written to include the Premises in conjunction with other premises owned or operated by Tenant) insuring Tenant against any and all losses, claims, demands or actions for injury to or death of any one or more persons and for damage to property in any one occurrence on the Premises with a limit of not less than $1,000,000.00 and $2,000,000.00 general aggregate policy limit arising from Tenant's conduct and operation

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of its business on the Premises, $500,000.00 limit for fire and legal liability, and $1,000,000.00 limit for products. Tenant shall furnish to Landlord certificates evidencing the continuous existence of such insurance coverage, which must also name Landlord as an additional insured (except as to products liability). All insurance companies must be licensed to do business in the state where the Premises are located. Certificates of insurance will be provided at the time this Lease is executed and twenty (20) days prior to expiration of each policy. Certificates of insurance are to specify notification to Landlord of cancellation or termination of policy not less than ten (10) days prior to cancellation or termination.

         (c) MISCELLANEOUS INSURANCE. Tenant agrees to provide and keep in force at all times worker's compensation insurance complying with the law of the state in which the premises are located. Tenant agrees to defend, indemnify and hold harmless Landlord from all actions or claims of Tenant's employees or employee's family members. Tenant agrees to provide a certificate as evidence of proof of worker's compensation coverage.

         With respect to any alterations or improvements by Tenant, Tenant shall maintain contingent liability and builder's risk coverage naming Landlord as an additional named insured. If Tenant hires contractors to do any improvements on the Premises, each contractor must provide proof of worker's compensation coverage on its employees and agents to Landlord.

         9. TENANT'S INSURANCE CONTRIBUTION: Tenant shall pay as additional rent, the total cost of the premiums for the insurance maintained by Landlord on the Building and all other improvements on the Real Estate, for each lease year during the term of this Lease. The premiums for the first and last lease years shall be prorated. Tenant shall pay the total cost of such premiums annually upon demand for such payment by Landlord, but in no event later than thirty (30) days after Landlord's demand therefor. Any amounts not paid by Tenant to Landlord when due under this Section 9 or any other provision of this Lease shall bear interest at the lower of: (i) the sum of (a) 400 basis points plus
(b) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor, or (ii) the highest rate allowed by law, per annum on a per diem basis from the date due until paid.

         10. LANDLORD'S OBLIGATION TO REBUILD. In the event the Building is damaged by fire, explosion or other casualty, Landlord shall commence the repair, restoration or rebuilding thereof within thirty (30) days after Landlord receives insurance proceeds therefor or within 120 days of casualty loss, whichever is earlier, and shall complete such restoration, repair or rebuilding within one hundred eighty (180) days after the commencement thereof, provided that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. If the casualty or the

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repair, restoration or rebuilding caused thereby shall render the Building untenantable, in whole or in part, rent shall be equitably abated during the period of untenantability and Tenant shall have no liability for the abated rent, provided, however, that Tenant shall on a monthly basis, advance to Landlord the sum equal to the full monthly payment of rent and other charges otherwise due hereunder, and such advances shall be repaid by Landlord to Tenant within thirty (30) days of receipt therefor from the proceeds of Landlord's business income insurance on the Premises collected and retained by Landlord for the period of such untenantability, provided however, that if Tenant shall not be repaid in full for any such advanced abated rent within said 30 days, such advances abated rent within said 30 days, such advances shall cease until reconstruction or termination as provided herein and Landlord shall look exclusively to such insurance. Landlord shall remain fully insured against loss of business income on the Premises. If such a fire, explosion or other casualty damages the building in which the Premises are located, in a material or substantial way, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within sixty (60) days after the occurrence of the event causing the damage by written notice to Tenant. In such event, the obligation of Tenant to pay rent and other charges hereunder shall end as of the date when the damage occurred.

         11. INDEMNITY. Tenant will protect, indemnify and save harmless Landlord, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of (i) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; (ii) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof; (iii) any violations or alleged violations of laws or regulations by Tenant and all agents, officers, directors, employees, customers, family members and invitees of Tenant ("Permitted Parties"); or (iv) any use of the Premises by Tenant or Permitted Parties. In case any action, suit or proceeding is brought against Landlord by reason of any occurrence described in this Section 11, Tenant will, at Tenant's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The costs indemnified against hereunder and assumed under this Lease include, without limitation, any claims due to loss suffered by the Landlord, Landlord's other tenants, and/or the Permitted Parties. The obligations of Tenant under this Section 11 shall survive the expiration or earlier termination of this Lease.

         12.   TAXES.

         (a) Tenant shall pay to Landlord as additional rent for the Premises the actual amount of all real estate taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed during the term of the Lease upon the Premises or any part thereof or upon any improvements at any time situated upon the Real Estate, including, without limitation, any assessment by any association of owners of property in the complex or subdivision of which the Real Estate is a part

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("Impositions"), provided, however, that such impositions shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the initial Term, and as of expiration date of the Lease term for the last year of the Lease term (on the basis of Landlord's reasonable estimate thereof). Impositions shall also include fees and costs incurred by Landlord during the Lease term for the purpose of contesting or protesting tax assessments or rates. If Tenant deems any imposition payable by Tenant hereunder to be illegal or excessive, Tenant may compel Landlord to contest the same by proper proceedings at Tenant's sole cost in good faith and expense. Tenant shall indemnify Landlord against any loss or damage by reason of such contest, including all costs and expenses thereof during the pendency of such proceedings. Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years, in which event Tenant shall be obligated to pay only those installments applicable to the term of this Lease and any extensions thereof. The amount of such impositions shall be paid by Tenant to Landlord within ten (10) days after Landlord bills Tenant therefor or, at Landlord's election, in monthly installments in amounts estimated by Landlord. The amount of all impositions shall be computed by Landlord within ninety (90) days after the end of each accounting year (which Landlord may change from time to time). Landlord shall furnish to Tenant a statement showing in reasonable detail the actual impositions incurred during such accounting year. To the extent the actual impositions incurred is greater than the sums paid by Tenant for such year, the difference shall be billed to and paid by Tenant within thirty (30) days after Tenant's receipt of said bill. Any amounts owing Landlord and not paid when due shall bear interest at the lower of: (i) the sum of (a) 400 basis points plus (b) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor, or
(ii) the highest rate allowed by law, per annum on a per diem basis from the date due until paid. Any excess shall be credited against future installments of rent. Tenant's estimated monthly impositions thereafter may be adjusted by written notice from Landlord.

         (b) If at any time during the term of this Lease the method of taxation prevailing on the Commencement Date shall be altered so that any new tax, assessment, levy, imposition, or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Premises, or the Real Estate, or the rent, additional rent or other income therefrom and shall be imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term "Impositions" for the purpose hereof, to the extent that such Impositions would be payable if the Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay the cost of impositions as so defined. There shall be excluded from Impositions all federal income taxes, state and local net income taxes, federal excess profit taxes, franchise, capital stock and federal or state estate or inheritance taxes of Landlord.

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         (c)   Tenant further covenants and agrees to pay promptly when due all taxes assessed against Tenant's fixtures, furnishings, equipment and stock-in trade placed in or on the Premises during the term of this Lease.

         13.   ALTERATIONS.

         (a) Tenant shall make all additions, improvements and alterations on the Premises, and on and to the appurtenances and equipment thereof, required by any governmental authority or which may be made necessary by the act or neglect of Tenant, its employees, agents or contractors, or any persons, firm or corporation claiming by, through or under Tenant. Tenant shall not make any alterations to the Premises (hereinafter "Alterations") without Landlord's prior written consent, which consent Landlord may, in its discretion, withhold.

         (b) As to any Alterations which Tenant is permitted to make, such work shall be performed with new materials, in a workman-like manner, strictly in accordance with plans and specifications therefor first approved in writing by Landlord and in accordance with all applicable laws and ordinances. Tenant shall, prior to the commencement of such work, deliver to Landlord copies of all required permits, and builders risk (or installation floater) insurance coverage to the extent of the cost of the Alterations. At Landlord's option (exercised by notice in writing from Landlord to Tenant given within ten (10) days after Landlord receives Tenant's plans and specifications), such work shall be performed by employees or contractors approved by Landlord. Tenant shall permit Landlord to monitor construction operations in connection with such work, and to restrict, as may reasonably be required, the passage of manpower and materials, and the conducting of construction activity. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings. In the event Tenant performs any work not in substantial compliance with the provisions of this section, Tenant shall, upon written notice from Landlord, immediately remove such work and restore the Premises to their condition immediately prior to the performance thereof. If Tenant fails so to remove such work and restore the Premises as aforesaid, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Premises and perform said obligation of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord, plus interest at the lower of: (i) the sum of (a) 400 basis points plus (b) the "prime rate" of interest as from time to time publicly announced by Citibank, N.A., New York, New York, or its successor, or (ii) the highest rate allowed by law, per annum on a per diem basis from the date paid by Landlord until paid by Tenant. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises nor render Landlord liable in any manner to Tenant.

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         (c)   All improvements and Alterations made to the Premises by Tenant shall, upon expiration or earlier termination of this Lease be deemed the property of Landlord and Tenant shall have no further right or claim to the title thereof.

         (d) In the event Tenant desires to expand the Premises, Tenant shall notify Landlord which notice shall include the size, location and type of expansion. Thereafter, Landlord shall prepare plans and specifications for the expansion, to be approved and paid for by Tenant (the "Plans"). Upon approval of the Plans, Landlord shall estimate and submit the costs of the expansion for Tenant's approval, which shall not be unreasonably denied, delayed or conditioned. Upon approval, Landlord and Tenant shall enter into a new lease of the Premises as to be expanded which new lease shall provide that Landlord shall build the expansion and the rent shall be adjusted as follows; the new lease shall expire five (5) years after completion of the expansion; during such five
(5) year period the base rental shall be equal to the sum of (i) the base rental provided in Section 3 of this Lease, plus (ii) One Hundred Twenty-five Percent (125%) of the fair market rental value of the expanded portion of the Premises (determined at the time of execution of the new lease in the manner described in Section 4). The new Lease shall provide for one (1) five (5) year option at the fair market rental rate for the Premises as expanded. Any increase in costs due to change orders shall be amortized as provided above or paid upon completion of construction, at Landlord's option. In the event Tenant defaults hereunder prior to completion of the expansion but after construction thereof commences, Landlord may, at Landlord's sole option, elect to complete the expansion or demolish the work to date. In the event Landlord elects to demolish the construction, then Tenant shall pay to Landlord all of Landlord's damages in connection with the expansion including but not limited to the cost to prepare plans and specifications, to bid and hire contractors, to cancel the project, to finance and to demolish and remove the incomplete expansion. Additionally, Tenant shall be liable for damages as provided in Section 18 hereof.

         14. RIGHT OF ENTRY: Landlord may enter the Premises at reasonable hours to exhibit same to others and to inspect the Premises, and to make repairs required of Landlord, provided Landlord does not unreasonably interfere with the operation of Tenant's business within the Premises, Landlord may, during the month preceding the expiration date of the term, place and maintain notices for letting the Premises, free from hindrance by or control of Tenant.

         15.   ASSIGNMENT AND SUBLETTING:

         Except as provided in the immediately succeeding paragraph, Tenant may not assign, sublet or otherwise encumber this Lease, or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.

         Tenant may transfer its leasehold interest to a "Related Party" (as hereinafter defined). The term "Related Party" means any person, firm, corporation or legal entity which directly controls, is controlled by, or is under common control with Tenant. The term "control" means the possession, directly, of the power to direct or cause the direction of management in policies of Tenant, whether through the ownership of voting securities or by contract.

         16. TRANSFER OF INTEREST: If Landlord should sell or otherwise transfer interest in the Premises, upon an undertaking by the purchaser or transferee to be responsible for all of the covenants and undertakings of Landlord, Tenant agrees that Landlord shall thereafter have no liability to Tenant under this Lease or any modifications or amendments thereof, or extensions thereof, except for such liabilities which might have accrued prior to the date of such sale or transfer of its interest by Landlord.

         17.   CONDEMNATION:

         (a) TAKING OF WHOLE. If the whole of the Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Premises shall be so taken that as a result thereof the balance cannot be used for the same purpose and with substantially the same utility to Tenant as immediately prior to such taking, then in either of such events, the Lease Term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Real Estate or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall continue to pay rent and other charges hereunder until the Lease term is terminated and any impositions and premiums prepaid by Tenant, or which accrue prior to the termination, shall be adjusted between the parties except tenant shall have the right to pursue a separate claim for relocation expenses and for its personal property to the extent it does not diminish the award to Landlord for its interest in the premises.

         (b) PARTIAL TAKING. If only a part of the Premises shall be so taken or condemned, but the Lease is not terminated pursuant to Section 17(a) hereof, Landlord shall repair and restore the Premises, to the extent reasonably practicable, provided that Landlord shall not hereby be required to expend for repair and restoration any sum in excess of the Award. Any portion of the Award which has not been expended by Landlord for such repairing or restoration shall be retained by Landlord as Landlord's sole property. The rent shall be equitably abated following delivery of possession to the condemning body. If a portion of the Building shall be so taken or condemned in a material or substantial way, Landlord may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after such taking. In such event, the Award shall be paid to and be the sole property of Landlord.

         (c) TEMPORARY TAKING. If the whole or a part of the Premises shall be taken or condemned for a public or quasi-public use or purpose by a competent authority, but only on a temporary basis, then in such event this Lease shall continue in full force and effect, without any abatement of rent whatsoever, but the Award paid on account of such temporary taking during the Term of the Lease shall be paid to Tenant in full satisfaction of all claims of Tenant on account thereof.

         18. DEFAULT: Tenant agrees that any one or more of the following events shall be considered events of default as said term is used herein:

         (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or rider approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within ninety (90) days from the date of entry or granting thereof; or

         (b) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy or any petition pursuant to or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall Institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

         (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

         (d) The Premises are levied upon by any revenue officer or similar officer; or

         (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within ninety (90) days from the date of entry or granting thereof; or

         (f)   Tenant shall abandon the Premises during the term hereof; or

         (g) Tenant shall fail to make any payment of rent or in any other payment required to be made by Tenant hereunder when due as herein provided (all of which other payments shall be deemed "additional rent" payable hereunder) or shall pay such amounts after the due date hereunder more than one time in any twelve (12) calendar month period even if cured each individual time, or

         (h) Tenant shall fail to contest the validity of any lien or claimed lien and give security to Landlord to assure payment thereof, or, having commenced to contest the same and having given such security, shall fall to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

         (i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; or

         19. REMEDIES. Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and hereby grants to Landlord the full and free right, without demand or notice of any kind to Tenant except as hereinabove expressly provided for, to enter into and upon the Premises in such event with or without process of law and to repossess the Premises by force, self-help or otherwise without process of law as Landlord's former estate and to expel or remove Tenant and any other who may be occupying or within the Premises without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer, without incurring any liability for any damages resulting therefrom and without relinquishing Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law. Upon termination of the Lease, Landlord shall be entitled to recover as damages all rent and other sums due and payable by Tenant on the date of termination, plus (a) an amount equal to the value of the rent and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for the residue of the stated term (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants to be performed by Tenant. If Landlord elects to terminate Tenant's right to possession only without terminating the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to relet the Premises for a term greater or lesser than that remaining under the Lease term, and the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If Landlord does not relet the Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord shall use reasonable efforts to mitigate its damages arising out of Tenant's default; Landlord shall not be deemed to have failed to use such reasonable efforts by reason of the fact that Landlord has leased or sought to lease other vacant premises owned by Landlord, whether on the Real Estate or not, in preference to reletting the Premises, or by reason of the fact that Landlord has sought to relet the Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate).

         20. REMEDIES CUMULATIVE: No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

         21. NO WAIVER. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power to be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary to Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.

         22. PERSONALTY OF TENANT: If Tenant shall not remove all its property, including without limitation inventory and other goods, from the Premises upon termination of this Lease, Landlord may at its option remove all or part of said property in any manner that Landlord may choose, and Tenant shall be liable to Landlord for all expenses incurred in such removal and storage of such property.

         23. SUBORDINATION: This Lease and any changes or amendments hereto or any renewal or extensions hereof are subject and subordinate to all underlying mortgages which may now or hereafter affect the Premises. This clause shall be self-operative and no further instrument or subordination need be required by any mortgagee. In confirmation of such subordination, Tenant shall, if requested by Landlord, execute promptly an instrument having that effect, or any similar instrument, as so requested by

Landlord, provided such mortgagee agrees not to disturb Tenant's possession of the Premises so long as Tenant is not in default hereunder after any applicable cure period.

         24. HOLDING OVER: If Tenant remains in possession after expiration of the Term hereof, without Landlord's acquiescence and written agreement of the parties, Tenant shall be a month-to-month tenant subject to all the terms and conditions of this Lease except Tenant shall pay hold-over rent equal to One Hundred Fifty Percent (150%) of base rental. During such month-to-month tenancy, either party may terminate this Lease upon thirty (30) days notice to the other.

         25. SURRENDER OF PREMISES: At the termination of this Lease, Tenant shall surrender the Premises in the same condition which existed at the commencement of the term, normal wear and tear excepted. This covenant shall survive the expiration or other termination of the Term of this Lease.

         26. QUIET ENJOYMENT: Tenant, upon paying the rent and observing and performing all the terms, covenants and conditions on its part to be observed and performed, may peaceably and quietly enjoy the Premises, subject to the terms and conditions of this Lease.

         27. NOTICES: Except as otherwise provided in this Lease, a bill, statement, notice or communication which either party may desire or be required to give to the other will be deemed sufficiently given or delivered if hand delivered, sent by nationally recognized overnight courier, or sent by registered or certified mail, return receipt requested addressed to Tenant at the Premises or at such other address as Tenant shall designate by written notice, and to Landlord at the address first hereinabove given for payment of rent, or at such other address as Landlord shall designate by written notice. The time of giving such bill, statement, notice or communication shall be deemed to be the time when same is delivered in person or when such receipt is accepted or refused by either Landlord or Tenant.

         28. EXCULPATORY CLAUSE: Landlord shall not be liable to Tenant, its agents, employees, or customers or family members of any of the same for any damages, losses, compensation, accidents, or claims whatsoever. The foregoing notwithstanding, it is expressly understood and agreed that nothing in this Lease contained shall be construed as creating any liability whatsoever against Landlord personally, its members, officers, directors, shareholders or partners, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, or to keep, preserve or sequester any property of Landlord, and that all personal liability of Landlord of every sort, if any, is hereby expressly waived by Tenant, to the extent permitted by law, and by every person now or hereafter claiming any right or security hereunder, and that so far as the parties hereto are concerned, the owner of any indebtedness or liability accruing hereunder shall look solely to the Premises for the payment thereof.

         If the Tenant obtains a money judgment against Landlord, any of its officers, directors, shareholders, partners, or their successors or assigns under any provisions of or with respect to this Lease or on account of any matter, condition or circumstance arising out of the relationship of the parties under this Lease, Tenant's occupancy of the Building or Landlord's ownership of the Premises, Tenant shall be entitled to have execution upon any such final, unappealable judgment only upon Landlord's interest in the Premises (whichever is applicable) and not out of any other assets of Landlord, or any of its members, officers, directors, shareholders or partners, or their successor or assigns; and Landlord shall be entitled to have any such judgment so qualified as to constitute a lien only on said Premises.

         29. APPLICABLE LAW: Tenant and Landlord agree that this Lease shall be interpreted and construed in accordance with the laws of the State of Ohio. For all litigation, disputes, controversies which may arise out of or in connection with this Lease, the undersigned hereby waive the rights to trial by jury and consents to the jurisdiction of the courts in the State of Ohio.

         30. BINDING EFFECT: All the terms, conditions and covenants of this Lease shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

         31. ENTIRE AGREEMENT: This Lease contains the entire agreement of the parties and no representations or agreements, oral or written, not embodied herein or incorporated herein by reference shall be of any force or effect.

         32. NUMBER AND GENDER: The word "Tenant" shall be construed to mean tenants where there is more than one tenant, and the necessary grammatical changes to make the provisions hereof apply either to a corporation, individual or partnership, singular or plural, masculine or feminine, will in all cases be assumed as though in each case fully expressed.

         33. AMENDMENT. This Lease may only be modified or amended in writing, which shall be signed by both parties hereto.

         34. SUCCESSORS AND ASSIGNS. The covenants, conditions, and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, representatives, successor and assigns.

         35. CAPTIONS: Paragraph captions are used for convenience only, and shall not limit or amplify or otherwise constitute a part of the provisions of this Lease.

         36. FORCE MAJEURE: Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord's failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure or power, restrictive governmental law and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by Tenant or Tenant's agent, employees and invitees, or any cause beyond the reasonable control of Landlord.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be effective the date first set forth above,

Signed and Acknowledged
in the presence of:                     LANDLORD:
                                        AMERICAN FIREFIGHTERS COOPERATIVE,
                                        INC., an Ohio corporation

                                        BY: /s/ William L. Grilliot
-----------------------------------        --------------------------------
Print name:                                  William L. Grilliot
            -----------------------     Its: President

-----------------------------------
Print name:
            -----------------------
                                        TENANT:
                                        MORNING PRIDE MANUFACTURING, L.L.C.,
                                        a Delaware limited liability company

                                        BY: /s/ Robert A. Peterson
-----------------------------------        --------------------------------
Print name:                             Print name: Robert A. Peterson
            -----------------------                 -----------------------
                                        Its: President
                                             ------------------------------
-----------------------------------
Print name:
            -----------------------

STATE OF ILLINOIS         :
                          : ss.
COUNTY OF COOK            :

         The foregoing instrument was acknowledged before me this 14th day of August, 1998, by William L. Grilliot, President of The American Firefighters Cooperative, Inc., an Ohio corporation, for and on behalf of said corporation.

                                             -------------------------------
                                             Notary Public

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT ("Amendment") is entered into this 3RD day of September 1999, by and between THE AMERICAN FIREFIGHTERS COOPERATIVE, INC., an Ohio corporation ("Landlord") and MORNING PRIDE MANUFACTURING L.L.C., a Delaware limited liability company ("Tenant").

                                    RECITALS

         A. Landlord and Tenant are parties to a written lease agreement dated August 1, 1998 (the "Lease"), for the lease of a certain premises consisting of approximately 25,600 leasable square feet which is commonly known as # 1 Innovation Court, Dayton, Ohio 45414 (the "Premises").

         B. Pursuant to Section 13(d) of the Lease, (i) Tenant has notified Landlord of Tenant's desire to expand the Premises by 30,400 square feet (which shall be individually referred to herein as the "Expansion Space"), (ii) Landlord has obtained, and Tenant has approved, plans and specifications for the Expansion Space designed by David Kirkwood dated August 1, 1999, and attached as Exhibit A, and (iii) Landlord has obtained, and Tenant has approved, a quote for the costs of such expansion from Filburn Construction Co., dated August 9, 1999, and attached as Exhibit B.

         C. Landlord and Tenant desire by this Amendment to amend the terms of the Lease as hereinafter provided.

                                      TERMS

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Section 1, PREMISES, is hereby amended to provide that the term "Premises" shall include the Expansion Space being constructed by Landlord pursuant to Section 13(d) of the Lease.

2. Section 2, TERM, is hereby amended to provide that the "Initial Term" shall terminate on the last day of the sixtieth (60th) month following the later to occur of (i) the date that Landlord makes the Expansion Space available for use by Tenant, provided an unconditional certificate of occupancy has been issued (Tenant may be permitted to occupy the Expansion Space for purposes of fixturing, provided that Tenant does not interfere with Landlord's contractors), or (ii) January 3, 2000. The parties agree to confirm the termination date of the Lease by a written agreement once said date is determined.

3. Section 3, RENTAL, is hereby amended to provide that, commencing on the date that the Expansion Space is made available for use by Tenant and continuing throughout the Initial Term, Tenant agrees to pay Landlord, as base rental under the Lease, Two Hundred Eighty Six Thousand Two Hundred Dollars ($286,200.00) per year in monthly installments of Twenty Three Thousand Eight Hundred Fifty Dollars ($23,850.00), calculated in accordance with the following:

                                                   Per Month      Per Year     Per Sq. Ft
                                                  ---------------------------------------
          25,600 Sq. Ft. Existing Space           $  9,600.00   $ 115,200.00     $  4.50
                                                  -----------   ------------     -------
          30,400 Sq. Ft. Expansion Space          $ 14,250.00   $ 171,000.00     $  5.63
                                                  -----------   ------------     -------

          Total =                                 $ 23,850.00   $ 286,200.00
                                                  -----------   ------------

         Tenant shall continue to pay the rental amount set forth in the Lease until the Expansion Space is made available by Landlord. The parties agree that the Fair Market Rental Value, as defined in Section 4 of the Lease, for the Expansion Space is Four and 50/100 ($4.50) per square foot per year.

4. Except as expressly amended, supplemented or modified, all other terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail. Any defined term herein shall, unless specifically stated otherwise, have the same meaning as set forth in the Lease. This amendment may be executed in counterparts, each of which when executed and delivered (which may be accomplished via facsimile) shall be deemed an original, but such counterparts together shall constitute but one and the same document. The parties executing this amendment have full right and authority to execute this amendment. Additionally, except as specifically provided herein, the Lease shall remain in effect and unmodified.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the date first herein above set forth.

Signed and Acknowledged             LANDLORD:
in the presence of:                 THE AMERICAN FIREFIGHTERS COOPERATIVE,
                                    INC., an Ohio corporation

/s/ Mary Grilliot                   BY: /s/ William L. Grilliot
-------------------------------         --------------------------------
Print Name: MARY GRILLIOT               William L. Grilliot, President

/s/ Shelly McClintock
-------------------------------
Print Name: Shelly McClintock

Signed and Acknowledged             TENANT:
in the presence of:                 MORNING PRIDE MANUFACTURING L.L.C.,
                                    a Delaware limited liability company

/s/ Raymard M. Schumer              BY: /s/ Robert Peterson
-------------------------------         ------------------------------------
Print Name: Raymard M. Schumer          Robert Peterson, Chief Executive Officer
            -------------------

/s/ Ann D. Nolan
--------------------------------
Print Name: Ann D. Nolan
            --------------------

STATE OF OHIO             :
                          : ss.
COUNTY OF MONTGOMERY      :

         The foregoing instrument was acknowledged before me this ______ day of September, 1999, by William L. Grilliot, President of The American Firefighters Cooperative, Inc., an Ohio corporation, for and on behalf of said corporation.

[SEAL]

                                        Patricia Bright
                                      ------------------------
                                      Notary Public


STATE OF ILLINOIS      :
                            : ss.
COUNTY OF KENT             :

PATRICIA BRIGHT, Notary Public
in and for the State of Ohio
My Commission Expires Dec. 31, 2000

         The foregoing instrument was acknowledged before me this 8 day of September, 1999, by Robert Peterson, Chief Executive Officer of Morning Pride Manufacturing L.L.C., a Delaware limited liability company, for and on behalf of said company.

                                          /s/ [Illegible]
                                      ---------------------------
                                      Notary Public, State of RI
                                      my term expires 3/3/2002.


[SEAL]

DATE
     AUGUST, 1999

SHEET TITLE
     SITE PLAN

SHEET NO.
     C1

                                   ADDITION TO
                          MORNING PRIDE MFG. CO,. INC.
                          INNOVATION COURT DAYTON OHIO

[SEAL]

ROUND BUILDING AFTER WORK IS COMPLETED.

XXX THAN ED FILL FOR BUILDING PAD HAS BEEN PLACED TO AT LEAST 95% MODIFIED PROCTOR IN ACCORDANCE WITH ASTM D 1557 MODIFIED PROCTOR.

NEWLY GRADED AREAS FROM TRAFFIC AND EROSION. RECOMPACT RADE SETTLED, DISTURBED AND DAMAGED AREAS AS NECESSARY TO QUALITY, APPEARANCE AND CONDITION OF WORK.

XXX STABILITY OF SLOPES AND EXCAVATIONS. PREVENT SURFACE AND XXX WATER FROM ACCUMULATION IN EXCAVATIONS. REMOVE WATER TO SOFTENING OF SUBGRADE AND FILL.

SLOPE OF ALL GRADED AREAS SHALL BE 3 HORIZONTAL: 1 VERTICAL.

XXX SHALL CONFORM TO REQUIREMENTS OF THE AMERICAN CONCRETE XXX BUILDING CODE REQUIREMENTS FOR REINFORCED CONCRETE.

XXX SHALL HAVE A MINIMUM COMPRESSIVE STRENGTH OF 4,000 PSI AT AND SHALL BE AIR ENTRAINED FOR EXTERIOR CONCRETE EXPOSED XXX.

XXX REINFORCING SHALL CONFORM TO ASTM A 615 WITH A MINIMUM YIELD XXX OF 60,000 PSI.

WIRE FABRIC SHALL CONFORM TO ASTM A 185.

XXX PAVEMENT AND SIDEWALKS SHALL HAVE A BROOM FINISH.

XXX SEWER PIPE SHALL CONFORM TO ASTM D 3034 FOR SDR 35. IN COMPOUND SHALL CONFORM TO ASTM D 1784.

XXX TRENCH BOTTOM SHALL BE SMOOTH AND REGULAR, FREE OF ROCKS HARD OBJECTS TO ALLOW UNIFORM SUPPORT OF PIPE.

XXX SEWER PIPE SHALL CONFORM TO ASTM D 3034 FOR SDR 35. XXX COMPOUND SHALL CONFORM TO ASTM D 1784.

SEWER TRENCH BOTTOM SHALL BE SMOOTH AND REGULAR FREE OF XXX ALL HARD OBJECTS TO ALLOW UNIFORM SUPPORT OF PIPE.

[GRAPHIC]

TYPICAL ASPHALT PAVING

                                                                       EXHIBIT A

PROPOSAL

                                        Filbrun Construction, Inc.
                                        10492 Diamond Mill Rd,
                                        Englewood, Ohio 45322
                                        (937) 836-1184

Proposal submitted to: Morning Pride    Phone: 454-4925            Date:08-09-??
Street:   1 Innovation Ct.              Job Name:
City, State, Zip:  Dayton, Ohio         Job Location:
Architect: Dave Kirkwood              Date of Pians: 08-01-??    Job Phone:

We hereby submit specifications and estimates for:

         Filbrun Construction, Inc. to furnish labor & materials for the construction of an addition to existing building located at 1 Innovation Ct., Dayton, Ohio. Morning Pride, according to drawings by David M. Kirkwood, architect, dated August 1, 1999.

         Building as follows:

                            Add to east end of existing building 160' X 190' Building to be pre-engineered American Buildings Co. All concrete work - footers - foundation - slab -
                              dock - steps - sidewalks
                            Excavation site work - building pad & parking lot Blacktop & stripping - 1500 sq. yd.
                            Building insulation
                            Plumbing for restrooms (4 water closets added over
                              existing)
                            Gasline extension
                            Sprinkler system
                            Electrical ($25,000 allowance)
                            HVAC
                            Restroom & lunch room - painted
                            Liner panel - painted
                            Office area not included in quote
                            Building permit - subcontractors to furnish their
                              own permits

We propose hereby to furnish material and labor - complete in accordance with above specifications, for the sum of: $700,000

         Payment to be made as follows:
                  (A) $50,000 - starting project
                  (B) $200,000 - footer - foundation - slab
                  (C) $150,000 - building delivery
                  (D) $150,000 - HVAC units set
                  (E) $100,000 - red iron set
                  (F) $35,000 - drywalled
                  (G) $15,000 - completion of this contract

                                       Authorized Signature

                                                  /s/ [ILLEGIBLE]
                                                  ----------------------------
                                       Note: This proposal may be withdrawn
                                         by us if not occupied within 10 days.

All material XXX to be XXX
specified. All work to be completed
in a workmanlike manner according
to standard practices. Any
alteration or deviation from above
specifications involving extra
costs will be executed only upon
written orders, and will become an
extra charge over and above the
estimate. All XXX XXX contingent
upon strikes, accidents, or delays
beyond our control. Owner to carry
XXX XXX, and other necessary
insurance. Our workers are covered
by Workman's compensation
insurance.


                              Acceptance of Proposal-the above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

                              Date of Acceptance: ? Aug 99
                                                  -----------------------
                              Signature: /s/ [ILLEGIBLE]
                                         --------------------------------
                              Signature:
                                         --------------------------------


                                                                       EXHIBIT B

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Amendment") is entered into this 1st day of July 2000 ("Effective Date"), by and between THE AMERICAN FIREFIGHTERS COOPERATIVE, INC., an Ohio corporation ("Landlord") and MORNING PRIDE MANUFACTURING L.L.C., a Delaware limited liability company ("Tenant").

                                 R E C I T A L S

         A. Landlord and Tenant are parties to a written lease agreement dated August 1, 1998, as amended by the First Amendment to Lease Agreement, dated September 3, 1999 (collectively the "Lease"), for the lease of a certain premises consisting of approximately 55,200 leasable square feet which is commonly known as #1 Innovation Court, Dayton, Ohio 45414 ("Premises").

         B. Pursuant to Section 13(d) of the Lease, Landlord expanded the Premises by approximately 30,000 square feet and the parties adjusted the Term and Rental amount as set forth in the First Amendment to Lease Agreement.

         C. During the construction of the expansion space, Tenant requested certain change orders in the amount of Four Hundred Twenty Thousand Eighty One Dollars and 23/100 Dollars ($420,081.25) ("Change Order Amount").

         D. Landlord and Tenant desire by this Amendment to modify the rental amount due to said change orders as hereinafter provided.

                                    T E R M S

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Section 3, RENTAL, is hereby amended to provide that, effective on the First Day of operation in the Expanded Facilities (January 3, 2000), Tenant agrees to pay Landlord, as base rental under the Lease, Three Hundred Thirty Three Thousand Four Hundred Fifty Nine and 12/100 Dollars ($333,459.12) per year in monthly installments of Twenty Seven Thousand Seven Hundred Eighty Eight and 26/100 Dollars ($27,788.26).

         The foregoing amount was calculated by multiplying the Change Order Amount by 1.125, dividing said amount over a One Hundred Twenty (120) month period, and adding said amount to the existing monthly Rental amount as modified by the First Amendment to Lease Agreement. Said calculation is set forth below

                                                       Per Year        Per Month
                                                      ------------    -----------
                 Existing Rental Amount               $ 286,200.10    $ 23,850.00
                 Increase due to Change Orders        $  47,259.12    $  3,938.26
                 NEW RENTAL AMOUNT                    $ 333,459.12    $ 27,778.26

         In the event that the Lease expires, or is terminated, at any time within Ten (10) years after the Effective Date, Tenant shall reimburse Landlord an amount equal to the number of months remaining in said Ten (10) year period multiplied by Three Thousand Nine Hundred Thirty Eight and 26/100 Dollars ($3,938.26). Said obligation shall survive termination of the Lease and shall be paid to Landlord within fourteen (14) days after the termination of the Lease.

2. Except as expressly amended, supplemented or modified, all other terms and conditions of the Lease shall remain in full force and effect. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail. Any defined term herein shall, unless specifically stated otherwise, have the same meaning as set forth in the Lease. This amendment may be executed in counterparts, each of which when executed and delivered (which may be accomplished via facsimile) shall be deemed an original, but such counterparts together shall constitute but one and the same document. The parties executing this amendment have full right and authority to execute this amendment. Additionally, except as specifically provided herein, the Lease shall remain in effect and unmodified.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease as of the date first herein above set forth.

Signed and Acknowledged                 LANDLORD:
in the presence of:                     THE AMERICAN FIREFIGHTERS COOPERATIVE,
                                        INC., an Ohio corporation

/s/ Stephanie Goodstein                 BY: William L. Grilliot
-----------------------------------         -------------------------
Print Name: Stephanie Goodstein         William L. Grilliot, President

/s/ Tammy wells
-----------------------------------
Print Name: Tammy wells
            -----------------------

Signed and Acknowledged                 TENANT:
in the presence of:                     MORNING PRIDE MANUFACTURING L.L.C.
                                        a Delaware limited liability company

/s/ D.Myers                             BY: /s/ Robert Peterson
-----------------------------------         ------------------------------------
Print Name: D. MYERS                    Robert Peterson, Chief Executive Officer
            -----------------------

/s/ [ILLEGIBLE]
-----------------------------------
Print Name: [ILLEGIBLE]
            -----------------------

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